SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   January 24, 2002

MedicaLogic/Medscape, Inc.
(Exact name of registrant as specified in charter)

Oregon (State or other jurisdiction of incorporation)	000-28285 (Commission file number)	93-0890696 (IRS employer identification no.)

20500 NW Evergreen Parkway
Hillsboro, Oregon 97124
(Address of principal executive offices)

(503) 531-7000
Registrant’s telephone number,
including area code

Not applicable
(Former name or former address, if changed since last report)

Item 3. Bankruptcy or Receivership

        On January 24, 2002 the Registrant and certain of its subsidiaries entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of January 24, 2002, with GE Medical Systems Information Technologies, Inc. for the sale of substantially all of Registrant's assets and the assumption of certain of its liabilities. The purchase price under the Asset Purchase Agreement is $20,000,000 in cash and the assumption of the assumed liabilities, subject to adjustment as set forth in the Asset Purchase Agreement. The Asset Purchase Agreement is subject to the approval of the Bankruptcy Court pursuant to Section 363 of the U.S. Bankruptcy Code (as defined below). This description of the terms of the Asset Purchase Agreement is not complete and is qualified by reference to the Asset Purchase Agreement that is attached hereto as Exhibit 2.1 and incorporated herein by reference.

        In connection with and contemporaneous with the execution and delivery of the Asset Purchase Agreement, Registrant and its five United States subsidiaries filed a voluntary petition for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The case has been assigned to the Honorable Judge Peter J. Walsh under case number 02-10253. In addition to the Registrant, the filing entities were MedicaLogic Enterprises, Inc., MSCP Holdings, Inc., MedicaLogic Pennsylvania, LLC, MedicaLogic of Texas, Inc. and MedicaLogic Texas, L.P.

        A copy of the Registrant's joint press release, dated January 24, 2002 announcing the Asset Purchase Agreement and the filing is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.                 Description

2.1                       Asset Purchase Agreement
99.1                     Press Release, dated January 24, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2002

                                                                                MEDICALOGIC/MEDSCAPE, INC.

                                                                                By: /s/ Donald A. Bloodworth
                                                                                Donald A. Bloodworth
                                                                                Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                  Description

2.1                         Asset Purchase Agreement, dated as of January 24, 2002, by and among                               MedicaLogic/Medscape, Inc., MSCP Holdings, Inc.,
                              MedicaLogic Enterprises, Inc., MedicaLogic Pennsylvania, LLC, MedicaLogic of
                              Texas, Inc. and GE Medical Systems Information Technologies, Inc.

99.1                       Press Release, dated January 24, 2002